SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 18, 2009, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts  02462 (“Bank”) and (b) PARADIGM HOLDINGS, INC., a Wyoming corporation, with offices at 9715 Key West Avenue, Rockville, Maryland  20850 (“Holdings”), PARADIGM SOLUTIONS CORPORATION, a Maryland corporation, with offices at 9715 Key West Avenue, Rockville, Maryland  20850 (“Solutions”), CALDWELL TECHNOLOGY SOLUTIONS LLC, a Maryland limited liability company, with offices at 17001 Science Drive, Suite 100, Bowie, Maryland 20715 (“Caldwell”) and TRINITY INFORMATION MANAGEMENT SERVICES, a Nevada corporation, with offices at 9715 Key West Avenue, Rockville, Maryland 20850 (“Trinity”) (hereinafter, Holdings, Solutions, Caldwell and Trinity are jointly and severally, individually and collectively, referred to as “Borrower”).

1.     DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 13, 2007, evidenced by, among other documents, a certain Loan and Security Agreement (working capital line of credit) dated as of March 13, 2007, among Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of August 11, 2008 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.     DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement, (b) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of March 13, 2007 between Bank and Holdings (the “Holdings IP Security Agreement”), (c) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of March 13, 2007 between Bank and Solutions (the “Solutions IP Security Agreement”), (d) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of July 5, 2007 between Bank and Caldwell (the “Caldwell IP Security Agreement”), and (e) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of September 5, 2007 between Bank and Trinity (the “Trinity IP Security Agreement”) (together with any other collateral security granted to Bank, the  “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.     DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.1(b)(i):

“           (i)           The aggregate face amount of all Financed Receivables outstanding at any time based upon Federal Agency Accounts, Subcontractor Accounts and Unbilled Accounts may not exceed the Facility Amount.  In addition, the aggregate amount of all Federal Agency Account Advances, Subcontractor Account Advances, and Unbilled Account Advances outstanding at any time may not exceed Ten Million Dollars ($10,000,000.00).”

and inserting in lieu thereof the following:

“           (i)           The aggregate face amount of all Financed Receivables outstanding at any time based upon Federal Agency Accounts, Subcontractor Accounts and Unbilled Accounts may not exceed the Facility Amount.  In addition and notwithstanding the foregoing, the aggregate amount of all Federal Agency Account Advances, Subcontractor Account Advances, and Unbilled Account Advances outstanding at any time may not exceed Four Million Five Hundred Thousand Dollars ($4,500,000.00).”

2	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.1(b)(iii):

“           (iii)           The aggregate amount of all Unbilled Account Advances outstanding at any time may not exceed Two Million Dollars ($2,000,000.00), provided, however, such amount shall be Three Million Dollars ($3,000,000.00) at such time as when all HUD Account Advances are repaid and Borrower has no ability to request that Bank make any additional HUD Account Advances hereunder.”

and inserting in lieu thereof the following:

“           (iii)           The aggregate amount of all Unbilled Account Advances outstanding at any time may not exceed Two Million Dollars ($2,000,000.00).”

3	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.1(b)(iv):

“           (iv)            The aggregate amount of all Federal Agency Account Advances, Subcontractor Account Advances, Unbilled Account Advances, and HUD Account Advances outstanding at any time may not exceed Twelve Million Dollars ($12,000,000.00).”

and inserting in lieu thereof the following:

“           (iv)            Intentionally omitted.”

4	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2(c):

“Allow Bank to audit Borrower’s Collateral, including, but not limited to, Borrower’s Accounts at Borrower’s expense, upon reasonable notice to Borrower; provided, however, prior to the occurrence of an Event of Default, Borrower shall be obligated to pay for not more than one (1) audit per year.”

and inserting in lieu thereof the following:

  “Allow Bank to audit Borrower’s Collateral, including, but not limited to, Borrower’s Accounts at Borrower’s expense, upon reasonable notice to Borrower; provided, however, prior to the occurrence of an Event of Default, Borrower shall be obligated to pay for not more than two (2) audits per year.”

5	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“           “Facility Amount” is Twelve Million Five Hundred Thousand Dollars ($12,500,000.00).”

“           “Maturity Date” is two (2) years from the Closing Date, subject to Section 12.11 hereunder.”

“           “Minimum Finance Charge” is an amount equal to the amount of Finance Charges and Collateral Handling Fees Bank would have earned in any Reconciliation Period if Borrower’s Federal Agency Account Advances, Subcontractor Account Advances and Unbilled Account Advances outstanding during such Reconciliation period averaged Four Million Dollars ($4,000,000.00).”

and inserting in lieu thereof the following:

“           “Facility Amount” is Five Million Six Hundred Twenty-Five Thousand Dollars ($5,625,000.00).”

“           “Maturity Date” is May 12, 2009.”

“           “Minimum Finance Charge” is an amount equal to the amount of Finance Charges and Collateral Handling Fees Bank would have earned in any Reconciliation Period if Borrower’s Federal Agency Account Advances, Subcontractor Account Advances and Unbilled Account Advances outstanding during such Reconciliation period averaged One Million Eight Hundred Thousand Dollars ($1,800,000.00).”

4.     FEES.  Borrower shall pay to Bank a modification fee equal to Nine Thousand Dollars ($9,000.00) which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.     RATIFICATION OF IP SECURITY AGREEMENTS.

(a)           Holdings hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Holdings IP Security Agreement and acknowledges, confirms and agrees that the Holdings IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

(b)           Solutions hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Solutions IP Security Agreement and acknowledges, confirms and agrees that the Solutions IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

(c)           Caldwell hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Caldwell IP Security Agreement and acknowledges, confirms and agrees that the Caldwell IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

(d)           Trinity hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Trinity IP Security Agreement and acknowledges, confirms and agrees that the Trinity IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

6.     RATIFICATIONS OF PERFECTION CERTIFICATES.

(a)           Holdings hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 13, 2007 between Holdings and Bank, and acknowledges, confirms and agrees the disclosures and information Holdings provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

(b)           Solutions hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 13, 2007 between Solutions and Bank, and acknowledges, confirms and agrees the disclosures and information Solutions provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

(c)           Caldwell hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 5, 2007 between Caldwell and Bank, and acknowledges, confirms and agrees the disclosures and information Caldwell provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

(d)           Trinity hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 5, 2007 between Trinity and Bank, and acknowledges, confirms and agrees the disclosures and information Trinity provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7.     CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.     RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.     NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.     CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.     COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

PARADIGM HOLDINGS, INC.	SILICON VALLEY BANK

By:____________________________________	By:___________________________________

Name: Richard Sawchak	Name:_________________________________

Title: SVP and CFO	Title:__________________________________

PARADIGM SOLUTIONS CORPORATION

By:____________________________________

Name:  Richard Sawchak

Title:   SVP and CFO

CALDWELL TECHNOLOGY SOLUTIONS LLC

By:____________________________________

Name:  Richard Sawchak

Title:   SVP and CFO

TRINITY INFORMATION MANAGEMENT SERVICES

By:____________________________________

Name:  Richard Sawchak

Title:   SVP and CFO